EXHIBIT 1
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                             JOINT FILING AGREEMENT

             The undersigned hereby agree that this Statement on Schedule 13G with respect to the beneficial ownership of shares of Common Stock, par value $.001 per share, of Silverstream Software, Inc. is filed jointly, on behalf of each of them.


Dated:  February 14, 2002

                               /s/ Ahmet H. Okumus
                               -------------------------------
                               Ahmet H. Okumus

                               OKUMUS CAPITAL, L.L.C.

                               By: /s/ Ahmet H. Okumus
                                  ----------------------------
                                   Ahmet H. Okumus
                                   Managing Member

                               OKUMUS OPPORTUNITY FUND LTD.

                               By: OKUMUS Capital, L.L.C.
                                   its Investment Manager and Attorney-in-Fact

                               By: /s/ Ahmet H. Okumus
                                  ----------------------------
                                   Ahmet H. Okumus
                                   Managing Member